Exhibit 99.2

SUNOCO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On September 8, 2012, Sunoco, Inc. (“Sunoco” or the “Company”) completed the exit from its Northeast refining operations by contributing the refining assets at its Philadelphia, PA refinery and various commercial contracts to Philadelphia Energy Solutions (“PES”), a joint venture with The Carlyle Group, L.P. (“The Carlyle Group”). Sunoco also permanently idled the main refining processing units at its Marcus Hook, PA refinery in June 2012. The Marcus Hook facility continued to support operations at the Philadelphia refinery prior to commencement of the PES joint venture.

Under the terms of the joint venture agreement, The Carlyle Group contributed cash in exchange for a 67 percent controlling interest in PES. In exchange for contributing its Philadelphia refinery assets and various commercial contracts to the joint venture, Sunoco retained a 33 percent non-operating minority interest. The Carlyle Group will oversee day-to-day operations of PES and the refinery. JPMorgan Chase will provide working capital financing to PES in the form of an asset-backed loan, supply crude oil and other feedstocks to the refinery at the time of processing and purchase certain blendstocks and all finished refined products as they are processed. Sunoco entered into a ten-year supply contract for gasoline and diesel produced at the refinery for its retail marketing business. As a result of the continuing involvement with PES through its 33 percent interest and the supply agreement, which will represent approximately 50 percent of the refinery’s total production, the results of the Northeast refining operations will not be presented as discontinued operations in Sunoco’s consolidated financial statements.

The unaudited pro forma consolidated financial information of Sunoco presented below was derived from Sunoco’s historical consolidated financial statements and is being presented to illustrate the impacts of the exit from its Northeast refining operations. The unaudited pro forma consolidated statements of continuing operations give effect to the exit as if it had occurred on January 1, 2011. The unaudited pro forma consolidated balance sheet assumes the exit occurred on June 30, 2012.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable. The unaudited pro forma consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what Sunoco’s financial position and results of continuing operations would have been had the exit from its Northeast refining operations occurred on the dates indicated and is not necessarily indicative of Sunoco’s future financial position or future results of operations. The unaudited pro forma consolidated financial information reflects the elimination of certain allocated historical costs of the Northeast refining operations that were estimated based upon assumptions and allocations which management believes are reasonable. While management expects that these costs will not be incurred by Sunoco after the exit from the Northeast refining operations, it is possible that some of these costs will continue to be incurred in future periods. In addition, the unaudited pro forma statements of continuing operations reflect equity income (loss) from the PES joint venture which includes depreciation, depletion and amortization expense based upon the estimated fair market value of PES depreciable assets as well as projected costs associated with financing arrangements entered into by PES. The unaudited pro forma consolidated financial information does not reflect any other potential cost savings that may be realized by the Company as a result of the exit from its Northeast refining operations, the potential impact of changes in the manufacturing or commercial operations of the Philadelphia refinery on Sunoco’s equity income (loss) from the PES joint venture or potential additional provisions which may be incurred, primarily related to the modification or termination of existing contracts of the refining business which were not assumed by, or will require restructuring for, PES and pension settlement costs which would be recognized when employees of the Philadelphia and Marcus Hook refineries receive pension lump sum payments as these amounts and/or the timing of such charges cannot be reliably estimated. Furthermore, the unaudited pro forma consolidated balance sheet at June 30, 2012 does not reflect adjustments for reductions in accounts receivable and accounts payable (except for the repayment of amounts due for crude oil inventories) as such amounts cannot be reliably estimated due to the potential impacts of the exit from Northeast refining on Sunoco’s remaining business; however, the net impact on cash and cash equivalents of such changes in accounts receivable and accounts payable is not expected to be material. The unaudited pro forma consolidated financial information should be read in conjunction with Sunoco’s historical financial statements and accompanying notes which are contained in the Company’s Form 10-Q for the quarter ended June 30, 2012 and Current Report on Form 8-K dated June 22, 2012.

Sunoco, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Continuing Operations (Unaudited)

For the Six Months Ended June 30, 2012

(Millions of Dollars and Shares, Except Per-Share Amounts)

	Sunoco Historical	Elimination of Northeast Refining Historical	Formation of PES Joint Venture		Pro Forma Adjustments		Sunoco Pro Forma
Revenues
Sales and other operating revenue (including consumer excise taxes)	$24,417	$(16,351)	$—		$7,133	(C)	$15,199
Interest income	5	—	—		—		5
Gain on divestment of Toledo refinery	104	—	—		—		104
Other income (loss), net	24	1	10	(A)	—		35

	24,550	(16,350)	10		7,133		15,343

Costs and Expenses
Cost of products sold and operating expenses	21,748	(15,427)	—		7,133	(C)	13,454
Consumer excise taxes	1,196	(155)	—		—		1,041
Selling, general and administrative expenses	282	(40)	—		—		242
Depreciation, depletion and amortization	112	(3)	—		—		109
Payroll, property and other taxes	55	(12)	—		—		43
Provision for asset write-downs and other matters	108	4	—		—		112
Interest cost and debt expense	90	—	—		—		90
Interest capitalized	(4)	—	—		—		(4)

	23,587	(15,633)	—		7,133		15,087

Income from continuing operations before income tax expense	963	(717)	10		—		256
Income tax expense	333	(289)	4	(B)	—		48

Income from continuing operations	630	(428)	6		—		208
Less: Income from continuing operations attributable to noncontrolling interests	139	—	—		—		139

Income from continuing operations attributable to Sunoco, Inc. shareholders	$491	$(428)	$6		$—		$69

Income from continuing operations attributable to Sunoco, Inc. shareholders per share of common stock
Basic	$4.64						$0.65
Diluted	$4.62						$0.65

Weighted-average number of shares outstanding:
Basic	105.8						105.8
Diluted	106.3						106.3

(See accompanying notes to the unaudited pro forma consolidated financial information)

Sunoco, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Continuing Operations (Unaudited)

For the Year Ended December 31, 2011

(Millions of Dollars and Shares, Except Per-Share Amounts)

	Sunoco Historical	Elimination of Northeast Refining Historical	Formation of PES Joint Venture		Pro Forma Adjustments		Sunoco Pro Forma
Revenues
Sales and other operating revenue (including consumer excise taxes)	$45,307	$(31,037)	$—		$14,520	(C)	$28,790
Interest income	22	—	—		—		22
Other income (loss), net	58	(12)	(65	) (A)	—		(19)

	45,387	(31,049)	(65)		14,520		28,793

Costs and Expenses
Cost of products sold and operating expenses	41,831	(30,902)	—		14,520	(C)	25,449
Consumer excise taxes	2,246	(265)	—		—		1,981
Selling, general and administrative expenses	558	(70)	—		—		488
Depreciation, depletion and amortization	335	(150)	—		—		185
Payroll, property and other taxes	82	(1)	—		—		81
Provision for asset write-downs and other matters	2,629	(2,569)	—		—		60
Interest cost and debt expense	178	—	—		—		178
Interest capitalized	(6)	—	—		—		(6)

	47,853	(33,957)	—		14,520		28,416

Income (loss) from continuing operations before income tax expense (benefit)	(2,466)	2,908	(65)		—		377
Income tax expense (benefit)	(1,063)	1,176	(26	) (B)	—		87

Income (loss) from continuing operations	(1,403)	1,732	(39)		—		290
Less: Income from continuing operations attributable to noncontrolling interests	175	—	—		—		175

Income (loss) from continuing operations attributable to Sunoco, Inc. shareholders	$(1,578)	$1,732	$(39)		$—		$115

Income (loss) from continuing operations attributable to Sunoco, Inc. shareholders per share of common stock
Basic	$(13.64)						$0.99
Diluted	$(13.64)						$0.99

Weighted-average number of shares outstanding:
Basic	115.7						115.7
Diluted	115.7						116.3 *

*	Since the assumed issuance of common stock under stock incentive awards would not have been dilutive in Sunoco’s historical financial statements, the weighted-average number of shares used to compute diluted EPS was equal to the weighted-average number of shares used in the basic EPS calculation. However, since Sunoco’s pro forma financial results for the year ended December 31, 2011 reflect income from continuing operations attributable to Sunoco, Inc. shareholders, the weighted-average number of shares used in this dilutive EPS calculation includes the assumed issuance of common stock under stock incentive awards.

(See accompanying notes to the unaudited pro forma consolidated financial information)

Sunoco, Inc. and Subsidiaries

Pro Forma Consolidated Balance Sheet

At June 30, 2012

(Millions of Dollars)

	Sunoco Historical	Formation of PES Joint Venture		Pro Forma Adjustments		Sunoco Pro Forma
Assets
Cash and cash equivalents	$1,884	$1,297	(D)	$(940	) (G)	$2,241
Accounts and notes receivable, net	2,556	79	(D)	—		2,635
Inventories	462	(30	) (D)	—		432
Deferred income taxes	198	—		—		198

Total current assets	5,100	1,346		(940)		5,506

Investments and long-term receivables	121	64	(E)	—		185
Properties, plants and equipment, cost	5,226	(47	) (E)	—		5,179
Less: Accumulated depreciation, depletion and amortization	1,679	(1	) (E)	—		1,678

Properties, plants and equipment, net	3,547	(46)		—		3,501
Deferred income taxes	31	(31	) (F)	—		—
Deferred charges and other assets	538	(22	) (E)	—		516

Total assets	$9,337	$1,311		$(940)		$9,708

Liabilities and Equity
Accounts payable	$3,210	$—		$(940	) (G)	$2,270
Accrued liabilities	503	—		—		503
Taxes payable	278	—		—		278

Total current liabilities	3,991	—		(940)		3,051

Long-term debt	2,548	—		—		2,548
Retirement benefit liabilities	247	—		—		247
Deferred income taxes	283	521	(F)	—		804
Other deferred credits and liabilities	522	(8	) (E)	—		514
Commitments and contingent liabilities

Total liabilities	7,591	513		(940)		7,164

Equity
Common stock	282	—		—		282
Capital in excess of par value	1,692	—		—		1,692
Retained earnings	4,134	1,346	(D)	—		4,932
		4	(E)
		(552	) (F)
Accumulated other comprehensive loss	(200)	—		—		(200)
Common stock held in treasury, at cost	(4,992)	—		—		(4,992)

Sunoco, Inc. shareholders’ equity	916	798		—		1,714
Noncontrolling interests	830	—		—		830

Total equity	1,746	798		—		2,544

Total liabilities and equity	$9,337	$1,311		$(940)		$9,708

(See accompanying notes to the unaudited pro forma consolidated financial information)

SUNOCO, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(A)	Adjustment to reflect equity income (loss) related to Sunoco’s 33 percent interest in PES. As Sunoco operated its Northeast refineries as one interconnected complex, the Company does not maintain separate financial information for each refinery except for direct expenses incurred within each facility. Accordingly, gross margin and business unit and corporate shared service costs have been allocated to each refinery based upon production volumes to determine the estimated historical income (loss) for each refinery. The equity income (loss) for the time periods presented was determined using the estimated historical results of Sunoco’s Philadelphia refinery adjusted to reflect depreciation, depletion and amortization expense based upon the estimated fair market value of PES depreciable assets and the estimated costs associated with financing arrangements entered into by PES. This adjustment does not reflect the potential impacts of any changes in the manufacturing or commercial operations of the Philadelphia refinery by PES.
(B)	Adjustment to reflect income tax expense (benefit) on the equity income (loss) from the PES joint venture.
(C)	Restoration of intercompany sales by Sunoco’s Northeast refining operations to its retail marketing segment which were previously eliminated in Sunoco’s consolidation to offset amounts removed in the Northeast refining historical column.
(D)	Represents the pro forma adjustments required to reflect the cash proceeds and notes receivable received by Sunoco in connection with the sale of the crude oil and refined product inventory of the Philadelphia refinery and the recognition of pretax inventory gains related to these transactions.
(E)	Represents the pro forma adjustments required to remove the refining assets contributed to the PES joint venture from Sunoco’s consolidated balance sheet and reflect the estimated fair value of the 33 percent interest in the PES joint venture as an equity method investment. Also reflects the recognition of a pretax gain associated with the formation of the PES joint venture.
(F)	Represents the deferred income tax expense associated with the inventory gains and the gain on the formation of the PES joint venture (see Notes (D) and (E)).
(G)	Represents the use of the proceeds from the sale of the crude oil and refined product inventory to repay accounts payable related to the Philadelphia refinery crude oil inventory.